Exhibit 99.1

Apple Reports Record First Quarter Results

iPhone, Wearables & Services Drive All-Time Record Revenue and Earnings

CUPERTINO, California — January 28, 2020 — Apple® today announced financial results for its fiscal 2020 first quarter ended December 28, 2019. The Company posted quarterly revenue of $91.8 billion, an increase of 9 percent from the year-ago quarter and an all-time record, and quarterly earnings per diluted share of $4.99, up 19 percent, also an all-time record. International sales accounted for 61 percent of the quarter’s revenue.

“We are thrilled to report Apple’s highest quarterly revenue ever, fueled by strong demand for our iPhone 11 and iPhone 11 Pro models, and all-time records for Services and Wearables,” said Tim Cook, Apple’s CEO. “During the holiday quarter our active installed base of devices grew in each of our geographic segments and has now reached over 1.5 billion. We see this as a powerful testament to the satisfaction, engagement and loyalty of our customers — and a great driver of our growth across the board.”

“Our very strong business performance drove an all-time net income record of $22.2 billion and generated operating cash flow of $30.5 billion,” said Luca Maestri, Apple’s CFO. “We also returned nearly $25 billion to shareholders during the quarter, including $20 billion in share repurchases and $3.5 billion in dividends and equivalents, as we maintain our target of reaching a net cash neutral position over time.”

Apple is providing the following guidance for its fiscal 2020 second quarter:

•	revenue between $63.0 billion and $67.0 billion

•	gross margin between 38.0 percent and 39.0 percent

•	operating expenses between $9.6 billion and $9.7 billion

•	other income/(expense) of $250 million

•	tax rate of approximately 16.5 percent

Apple’s board of directors has declared a cash dividend of $0.77 per share of the Company’s common stock. The dividend is payable on February 13, 2020 to shareholders of record as of the close of business on February 10, 2020.

Apple will provide live streaming of its Q1 2020 financial results conference call beginning at 2:00 p.m. PT on January 28, 2020 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investors relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), tax rate, and plans for return of capital. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation: the effect of global and regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency or channel mix, component cost increases, increases in the cost of acquiring and delivering content for the Company’s services, price competition, or the introduction of new products or services, including new products or services with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company’s products, including cellular network carriers and other resellers; the risk of write-downs on the value of inventory and other assets and purchase commitment cancellation risk; the continued availability on acceptable terms, or at all, of certain components, services and new technologies essential to the Company’s business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings, such as a potential finding that the Company has infringed on the intellectual property rights of others; the impact of complex and changing laws and regulations worldwide, which expose the Company to potential liabilities, increased costs and other adverse effects on the Company’s business; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company’s business and reputation from information technology system failures, network disruptions or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch and Apple TV. Apple’s four software platforms — iOS, macOS, watchOS and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet Quayle
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contact:
Tejas Gala
Apple
tgala@apple.com
(669) 227-2402

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.
© 2020 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended
	December 28, 2019	December 29, 2018
Net sales:
Products	$79,104	$73,435
Services	12,715	10,875
Total net sales (1)	91,819	84,310
Cost of sales:
Products	52,075	48,238
Services	4,527	4,041
Total cost of sales	56,602	52,279
Gross margin	35,217	32,031

Operating expenses:
Research and development	4,451	3,902
Selling, general and administrative	5,197	4,783
Total operating expenses	9,648	8,685

Operating income	25,569	23,346
Other income/(expense), net	349	560
Income before provision for income taxes	25,918	23,906
Provision for income taxes	3,682	3,941
Net income	$22,236	$19,965

Earnings per share:
Basic	$5.04	$4.22
Diluted	$4.99	$4.18
Shares used in computing earnings per share:
Basic	4,415,040	4,735,820
Diluted	4,454,604	4,773,252

(1) Net sales by reportable segment:
Americas	$41,367	$36,940
Europe	23,273	20,363
Greater China	13,578	13,169
Japan	6,223	6,910
Rest of Asia Pacific	7,378	6,928
Total net sales	$91,819	$84,310

(1) Net sales by category:
iPhone	$55,957	$51,982
Mac	7,160	7,416
iPad	5,977	6,729
Wearables, Home and Accessories	10,010	7,308
Services	12,715	10,875
Total net sales	$91,819	$84,310

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	December 28, 2019	September 28, 2019
ASSETS:
Current assets:
Cash and cash equivalents	$39,771	$48,844
Marketable securities	67,391	51,713
Accounts receivable, net	20,970	22,926
Inventories	4,097	4,106
Vendor non-trade receivables	18,976	22,878
Other current assets	12,026	12,352
Total current assets	163,231	162,819

Non-current assets:
Marketable securities	99,899	105,341
Property, plant and equipment, net	37,031	37,378
Other non-current assets	40,457	32,978
Total non-current assets	177,387	175,697
Total assets	$340,618	$338,516

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$45,111	$46,236
Other current liabilities	36,263	37,720
Deferred revenue	5,573	5,522
Commercial paper	4,990	5,980
Term debt	10,224	10,260
Total current liabilities	102,161	105,718

Non-current liabilities:
Term debt	93,078	91,807
Other non-current liabilities	55,848	50,503
Total non-current liabilities	148,926	142,310
Total liabilities	251,087	248,028

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 4,384,959 and 4,443,236 shares issued and outstanding, respectively	45,972	45,174
Retained earnings	43,977	45,898
Accumulated other comprehensive income/(loss)	(418)	(584)
Total shareholders’ equity	89,531	90,488
Total liabilities and shareholders’ equity	$340,618	$338,516

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Three Months Ended
	December 28, 2019	December 29, 2018
Cash, cash equivalents and restricted cash, beginning balances	$50,224	$25,913
Operating activities:
Net income	22,236	19,965
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	2,816	3,395
Share-based compensation expense	1,710	1,559
Deferred income tax expense/(benefit)	(349)	53
Other	(142)	(54)
Changes in operating assets and liabilities:
Accounts receivable, net	2,015	5,130
Inventories	(28)	(1,076)
Vendor non-trade receivables	3,902	6,905
Other current and non-current assets	(7,054)	(886)
Accounts payable	(1,089)	(8,501)
Deferred revenue	985	(370)
Other current and non-current liabilities	5,514	570
Cash generated by operating activities	30,516	26,690
Investing activities:
Purchases of marketable securities	(37,416)	(7,077)
Proceeds from maturities of marketable securities	19,740	7,203
Proceeds from sales of marketable securities	7,280	9,723
Payments for acquisition of property, plant and equipment	(2,107)	(3,355)
Payments made in connection with business acquisitions, net	(958)	(167)
Purchases of non-marketable securities	(77)	(427)
Other	(130)	(56)
Cash generated by/(used in) investing activities	(13,668)	5,844
Financing activities:
Proceeds from issuance of common stock	2	—
Payments for taxes related to net share settlement of equity awards	(1,379)	(1,318)
Payments for dividends and dividend equivalents	(3,539)	(3,568)
Repurchases of common stock	(20,706)	(8,796)
Proceeds from issuance of term debt, net	2,210	—
Repayments of term debt	(1,000)	—
Proceeds from/(Repayments of) commercial paper, net	(979)	6
Other	(16)	—
Cash used in financing activities	(25,407)	(13,676)
Increase/(Decrease) in cash, cash equivalents and restricted cash	(8,559)	18,858
Cash, cash equivalents and restricted cash, ending balances	$41,665	$44,771
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$4,393	$4,916
Cash paid for interest	$771	$836